UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	001-07872	95-4062211
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2013, Breeze-Eastern Corporation (the “Company”) entered into a Revolving Credit Loan Agreement (the “Credit Agreement”) with Bank of America, N.A. The Credit Agreement replaces the Company’s current credit facility with PNC Bank, National Association, which was scheduled to expire on August 27, 2013.

The Credit Agreement provides the Company with a revolving credit facility through August 26, 2018. On an unsecured basis, the Company’s borrowing limit in the Credit Agreement is 2.5 times EBITDA (as defined in the Agreement) up to a maximum of $35 million. In addition, the Company has the option, during the five-year term of the Credit Agreement, to convert the credit facility to a secured credit facility and to increase the borrowing limit to 3.5 times EBITDA, up to a maximum of $35 million.

Amounts outstanding under the Credit Agreement will generally accrue interest at a floating rate, adjusted monthly. The floating rate will be the then-current LIBOR monthly floating rate plus an applicable margin based on the Company’s ratio of funded debt to EBITDA. The Company also must pay a quarterly unused commitment fee of 0.125%. Amounts outstanding under the Credit Agreement are generally due and payable on the expiration date of the Agreement (August 26, 2018), and the Company can elect to prepay some or all of the outstanding balance from time to time without penalty. Up to $8 million of the available funds can be used to support the issuance of letters of credit.

The Credit Agreement includes customary representations and warranties and requires the Company to comply with customary covenants, including, among other things, the following financial covenants:

•	maintain at least a specified minimum level of tangible net worth;

•	maintain a ratio of funded debt to EBITDA (as defined in the Agreement) not exceeding a specified amount; and

•	maintain a ratio of EBIT (as defined in the Agreement) to cash interest expense not exceeding a specified amount.

The Credit Agreement does not restrict the Company’s ability to pay cash dividends on shares of its common stock, subject to maintaining five million dollars ($5,000,000.00) available under the Credit Agreement after the dividend payment and complying with the financial covenants under the Agreement. In addition, the Credit Agreement does not restrict the Company’s ability to acquire or purchase other businesses or their assets provided that the businesses or assets are in a line of business which is substantially similar to the Company’s current business.

This summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation.

On August 26, 2013, the Company entered into a a Revolving Credit Loan Agreement, which is described in Item 1.01 above, and which information is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed in accordance with Item 601 of Regulation S-K:

No.	Description

10.1	Revolving Credit Loan Agreement, dated as of August 26, 2013, between Bank of America, N.A. and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: August 28, 2013	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer and Treasurer